Exhibit 23.11


                           ARTHUR ANDERSEN LLP


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Joint Proxy Statement/Prospectus (File No. 1-5706).




                               /s/ Arthur Andersen LLP

                                   ARTHUR ANDERSEN LLP


Los Angeles, California
September 27, 1995